Exhibit 10.50

Afterdream, Inc.

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of December 15, 2025 (the “Effective Date”), by and between Mark Thomas Lynn (“Transferor”), having an address as set forth on the signature page hereto, and Half Church Holdings Pte. Ltd. (“Transferee”), having an address as set forth on the respective signature page hereto.

WHEREAS, Transferor is a holder of 7,650,000 Common Stock shares of Afterdream, Inc, a Delaware company (the “Company”);

WHEREAS, Resonant Subholdings Inc., a Delaware corporation (the “Borrower”), previously entered into that certain Secured Promissory Note in favor of Transferee, dated as of April 12, 2024 (the “Note”), pursuant to which Borrower is required to repay the Obligations (as defined in the Note) to Transferee in accordance with the terms set forth therein;

WHEREAS, the Borrower has requested that the Transferee amend the Note to, among other things, extend the Maturity Date of the Note and, in consideration of and as compensation for the Transferee’s agreement to such amendment, the Borrower has offered to apply the transfer of 500,000 Common Stock shares held by Transferor in the Company (the “Transferred Shares”) toward an additional payment of interest under the Note, the fair market value of which reflects such additional interest;

WHEREAS, Transferee has agreed to accept the Transferred Shares from Transferor and, in lieu of cash, apply the fair market value of such Transferred Shares toward the payment of interest under the Note in exchange for the Transferee’s consent to the extension of the Maturity Date;

WHEREAS, in accordance with the terms herein provided, Transferor desires to transfer all right, title and interest in and to the Transferred Shares, in exchange for Transferee (i) reducing the interest amount under the Note by the fair market value of the Transferred Shares, which is $300,000 (the “In-Kind Interest Payment Amount”), and (ii) consenting to the extension of the Maturity Date of the Note to April 15, 2026;

WHEREAS, the Transferee is, as of the date of this Agreement, a stockholder of the Company and the holder of 1,000,000 shares of the Company’s capital stock, and pursuant to Section 38(f)(3) of the Company's Bylaws, a copy of which is attached hereto as Exhibit A (the “Bylaws”), the Transfer contemplated herein constitutes an exempt Transfer not subject to the Company’s right of first refusal located in Section 38 of the Bylaws.

WHEREAS, in connection with and simultaneously with the transfer described herein and the Prepayment Amount, the Borrower and Transferee shall enter into that certain Amendment No. 3 to Secured Promissory Note, Waiver and Consent, dated as of the date hereof, the form of which is attached hereto as Exhibit B (the “Amendment”) amending the Note, among other things, to reflect the In-Kind Interest Payment Amount and the extended Maturity Date; and

WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transaction contemplated hereby.

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NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

Transfer, Deliveries and Closing

1.1 Transfer. On the Effective Date, the Transferor hereby transfers to the Transferee all right, title, and interest in and to the Transferred Shares, in exchange for (i) the application of the In-Kind Interest Payment Amount toward interest under the Note, and (ii) the Transferee’s consent to the extension of the of the Maturity Date of the Note to April 15, 2026.

1.2 Deliveries. Each of Transferor and Transferee shall deliver an executed copy of this Agreement to one another and to the Company and Transferee shall deliver to Transferor the Amendment.

1.3 Closing. Closing of the transactions contemplated in this Agreement shall be deemed to occur on the Effective Date (the “Closing”). The parties acknowledge that Transferor’s conveyance of the Transferred Shares and Transferee’s acceptance thereof occurred in the State of Delaware. Upon receipt of the Transferred Shares, the Note will be reduced by the In-Kind Interest Payment Amount pursuant to the terms of the Amendment which shall be in full force and effect.

Article II

Restrictions on Sale and Conditions

2.1 Bylaws. The parties hereto acknowledge and agree that the transfer of the Transferred Shares is subject to the terms, conditions and restrictions set forth in the Bylaws, which Transferor has duly executed and agreed to comply with. Transferee acknowledges and agrees that (a) it has been provided with a copy of the Bylaws, (b) has reviewed the terms, conditions and restrictions contained therein, (c) and agrees to be bound by such terms, conditions and restrictions. The parties further acknowledge and agree that compliance with the Bylaws, and the procurement of the necessary waivers, consents and approvals as set forth therein (if any), is a condition to the transfer of the Transferred Shares.

Article III

Transferor’s Representations, Warranties and Covenants

Transferor hereby acknowledges, represents, warrants, covenants and agrees to each of Transferee and the Company, as follows:

3.1 Transferor has the full right, power and authority to execute, deliver and perform this Agreement and to transfer the Transferred Shares in accordance with the Bylaws, including Section 37 thereof. At the time of delivery of the Transferred Shares, Transferor will be the lawful record and beneficial owner of and has and will have title to the Transferred Shares free and clear of any liens, charges, pledges, equities, encumbrances, security interests, claims, commsharey property rights, restrictions on transfer or other defects in title, except as set forth in the Bylaws. Except for the Bylaws or as otherwise created by applicable law, there are no agreements or understandings between Transferor and any other person with respect to the voting, sale or disposition of the Transferred Shares. Upon completion of the deliveries set forth in Section 1.2 of this Agreement, the Transferred Shares will pass to Transferee, free and clear of any liens, charges, pledges, equities, encumbrances, security interests, claims, commsharey property rights, restrictions on transfer or other defects in title, except as set forth in the Bylaws or as otherwise created by applicable law. Transferor further represents and warrants that it has obtained all prior written consents and approvals of the Company, duly authorized by its Board of Directors, as required under Section 37(a) of the Bylaws, and shall deliver to the Transferee reasonable evidence of such consents concurrently with the execution of this Agreement, a copy of which is attached hereto as Exhibit C (the “Company’s Consent”).

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3.2 This Agreement has been duly and validly executed and delivered by Transferor and constitutes a valid and binding agreement of Transferor enforceable against it in accordance with its terms except as limited by bankruptcy, insolvency or other laws or equitable principles affecting generally the enforcement of creditor’s rights.

3.3 The execution and delivery of this Agreement by Transferor does not, and the performance by Transferor of its obligations hereunder will not, (i) constitute a violation of conflict with or result in a default under, any contract, agreement or instrument of any kind to which Transferor is a party or by which it is bound, including without limitation, the Bylaws, or (ii) violate any judgment, decree, order, law, rule or regulation applicable to Transferor.

Article IV

Transferee’s Representations, Warranties and Covenants

Transferee hereby acknowledges, represents, warrants, covenants and agrees to each of Transferor and the Company, as follows:

4.1 Transferee is an “accredited investor.” Transferee is knowledgeable about investment considerations in unregistered and restricted securities. Transferee has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. Transferee’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances. The investment is a suitable one for Transferee.

4.2 None of the Transferred Shares are registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. Transferee understands that the transfer of the Transferred Shares is intended to be exempt from registration under the Act, based, in part, upon the representations, warranties, covenants and agreements of Transferee contained in this Agreement.

4.3 Neither the Securities and Exchange Commission nor any state securities commission has approved the transfer of the Transferred Shares or passed upon or endorsed the merits of the transfer.

4.4 Transferee shall bear the economic risk of the investment in the Transferred Shares until such time as Transferee disposes of the Transferred Shares consistent with the terms and provisions of the Bylaws. Transferee understands that no public market now exists for the Transferred Shares, neither Transferor nor the Company has made any assurances that a public market will ever exist for the Transferred Shares and that the Bylaws provides only for limited opportunities to liquidate an investment in the Company.

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4.5 Transferee has adequate means of providing for Transferee’s current needs and foreseeable personal contingencies and has no need for Transferee’s investment in the Transferred Shares to be liquid.

4.6 The execution, delivery and performance by Transferee of this Agreement are within the powers of Transferee, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Transferee is a party or by which Transferee is bound; and, if Transferee is not an individual, will not violate any provision of the charter documents, by-laws, indenture of trust, operating agreement or partnership agreement, as applicable, of Transferee. Transferee has the authority to accept and hold the Transferred Shares free and clear of any liens, charges, pledges, equities, encumbrances, security interests, claims, commsharey property rights, restrictions on transfer or other defects in title, except as set forth in the Bylaws. The signature of Transferee on this Agreement is genuine; and the signatory, if Transferee is an individual, has legal competence and capacity to execute the same, or, if Transferee is not an individual, the signatory has been duly authorized to execute the same; and this Agreement constitutes the legal, valid and binding obligations of Transferee, enforceable in accordance with its terms.

4.7 Transferee understands and acknowledges that Transferor and the Company make no representation or warranty and give no assurance to Transferee with respect to the value of the Company or of any of the Transferred Shares.

4.8 Transferee acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely upon its own investigation and the express representations and warranties set forth in Article 3, and (b) Transferor and its officers, directors, managers, affiliates, agents or representatives have not made any representation or warranty with respect to Transferor, except as expressly set forth in Article 3. Transferee acknowledges that Transferor does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Transferee of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company’s business or (ii) any other information or documents made available to Transferee or its counsel, accountants or advisors with respect to the Company’s or its respective businesses, assets, liabilities or operations, including without limitation, the Company’s assets, except as expressly set forth in this Agreement. Transferee is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation and purchase of companies and assets such as contemplated hereunder. Transferee has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

4.9 Transferee understands that Transferee (and not Transferor or the Company) shall be solely responsible for Transferee’s federal, state, local or foreign tax liability that may arise as a result of the ownership of the Transferred Shares. Transferee acknowledges and agrees that it is relying solely on the advice of Transferee’s tax advisors and Transferee’s own determinations, and not on any statements or representations of Transferor or the Company or any of its agents or representatives with regard to all such tax matters.

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Article V

Miscellaneous Provisions

5.1 Entire Agreement. This Agreement, along with the Amendment, and the attached Exhibits sets forth the entire understanding between Transferor and Transferee and may not be amended except by written agreement signed by each of the parties hereto. As of the Effective Date, the Side Letter shall be terminated in its entirety and of no further force of effect.

5.2 Binding Agreement. This Agreement shall be binding upon the heirs, successors and assigns of the parties hereto.

5.3 Assignment. This Agreement may not be assigned by either Transferee or Transferor.

5.4 Reliance. Transferee and Transferor each acknowledge and agree that the Company (a) may rely on each of their respective representations, warranties, covenants and agreements set forth in this Agreement, and (b) shall be deemed a third-party beneficiary for all purposes hereof.

5.5 Expenses. Each of the parties hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in connection with the preparation and execution of this Agreement whether or not the transfer herein provided for shall in fact be effectuated.

5.6 Descriptive Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect in any way or to any extent the meaning, construction or interpretation of this Agreement or of any of the provisions hereof.

5.7 Counterparts. For the convenience of the parties, this Agreement may be executed in two (2) or more counterparts, including by electronic means (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), and each such executed counterpart shall be, and shall be deemed to be, duly and validly delivered, an original instrument and to have the force and effect of an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate, but one and the same instrument.

5.8 Survival of Closing. The provisions of all Articles hereof and all warranties and representations herein shall survive the Closing and shall not be merged in the instrument or instruments of conveyance from Transferor to Transferee.

5.9 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without reference to its conflict or choice of laws principles. Each of the parties hereto (i) waives trial by jury in any action or proceeding to enforce any one or more of the provisions of this Agreement, (ii) submits to the jurisdiction of the courts of the State of Delaware for any such action and (iii) agrees to accept service by ordinary, registered or certified mail.

5.10 Notices. The Company, Transferee and Transferor each acknowledge and agree that all notices, requests or other communications hereunder, or under the Bylaws, shall in each case, be addressed to Transferee or Transferor at the respective addresses set forth on the signature page to this Agreement

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5.11 Covenant of Further Assurance. Transferee and Transferor, respectively, covenant and agree, each with the other, that each such party hereto shall from time to time execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other action as Transferee or Transferor, as the case may be, may reasonably deem necessary in order to transfer and assign to, and vest and confirm in, Transferee or Transferor, as the case may be, title to and possession of all of the rights, privileges, powers and franchises and property agreed to be and intended to be so transferred, assigned, vested and confirmed in such party hereunder, respectively, and otherwise to carry out the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Share Transfer Agreement as of the Effective Date.

TRANSFEROR:

Mark Thomas Lynn

By:	/s/ Mark Thomas Lynn

Address: 927 S. Santa De Ave, Los Angeles, CA 90021

Transferred Shares: 500,000

TRANSFEREE:

Half Church Holdings Pte. Ltd.

By:	/s/ Andrew William Sallay
Name:	Andrew William Sallay
Title:	Chief Executive Officer
Address: 30 Cecil Street #18-02/03, Prudential Tower, Singapore 049712

ACKNOWLEDGED AND AGREED:

COMPANY:

Afterdream, Inc.

By:
Name:	Mark Thomas Lynn
Title:	Chief Executive Officer

BORROWER:

Resonant Subholdings Inc.

By:
Name:	Geoff McFarlane
Title:	President

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